As filed with the Securities and Exchange Commission on November 17, 2010

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	3711	27-0756180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 556-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nick S. Cyprus

Vice President, Controller and Chief Accounting Officer

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 556-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert C. Shrosbree, Esq. General Motors Company 300 Renaissance Center Detroit, Michigan 48265-3000 (313) 556-5000	Joseph P. Gromacki, Esq. William L. Tolbert, Jr., Esq. Brian R. Boch, Esq. Jenner & Block LLP 353 N. Clark Street Chicago, Illinois 60654-3456 (312) 222-9350	Richard A. Drucker, Esq. Sarah E. Beshar, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-168919

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Series B mandatory convertible junior preferred stock, par value $0.01 per share (2)	8,000,000	$50	$400,000,000	$28,520
Common stock, par value $0.01 per share	2,545,454 (3)	$33	$ 84,000,000	$ 5,990

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(2) In accordance with Rule 457(i) under the Securities Act, this registration statement also registers the shares of our common stock that are initially issuable upon conversion of the Series B preferred stock registered hereby. The number of shares of our common stock issuable upon such conversion is subject to adjustment upon the occurrence of certain events described herein and will vary based on the public offering price of the common stock registered hereby. Pursuant to Rule 416 under the Securities Act, the number of shares of our common stock to be registered includes an indeterminable number of shares of common stock that may become issuable upon conversion of the Series B preferred stock as a result of such adjustments.

(3)	Represents common stock that may be issued as dividends on Series B preferred stock in accordance with the terms thereof.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed by General Motors Company, a Delaware corporation (the Company), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the Securities Act). The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-168919), initially filed by the Company on August 18, 2010 and declared effective by the Securities and Exchange Commission on November 17, 2010 and all exhibits thereto, are incorporated by reference into this Registration Statement in their entirety and are deemed to be a part of this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated herein by reference in accordance with Rule 439(b) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, General Motors Company has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on November 17, 2010.

GENERAL MOTORS COMPANY

By:	/S/ DANIEL F. AKERSON
Name: Daniel F. Akerson
Title: Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL F. AKERSON Daniel F. Akerson	Chief Executive Officer (Principal Executive Officer)	November 17, 2010

/S/ CHRISTOPHER P. LIDDELL Christopher P. Liddell	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	November 17, 2010

/S/ NICK S. CYPRUS Nick S. Cyprus	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 17, 2010

* Edward E. Whitacre, Jr.	Chairman of the Board	November 17, 2010

* David Bonderman	Director	November 17, 2010

* Erroll B. Davis, Jr.	Director	November 17, 2010

* Stephen J. Girsky	Director	November 17, 2010

* E. Neville Isdell	Director	November 17, 2010

* Robert D. Krebs	Director	November 17, 2010

* Philip A. Laskawy	Director	November 17, 2010

Signature	Title	Date

* Kathryn V. Marinello	Director	November 17, 2010

* Patricia F. Russo	Director	November 17, 2010

* Carol M. Stephenson	Director	November 17, 2010

* Cynthia A. Telles	Director	November 17, 2010

*	The undersigned, by signing her name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/S/ ANNE T. LARIN
Anne T. Larin Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Documents
5.1	Opinion of Robert C. Shrosbree, incorporated herein by reference to Exhibit 5.1 to Amendment No. 9 to the Registration Statement on Form S-1 (File No. 333-168919) of General Motors Company filed November 17, 2010

23.1	Consent of Deloitte & Touche LLP (General Motors Company)*

23.2	Consent of Deloitte & Touche LLP (Ally Financial Inc. fka GMAC Inc.)*

23.3	Consent of Robert C. Shrosbree (included in Exhibit 5.1)

*	Filed herewith.